SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 2, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 - Registrant's Business and Operations

        The descriptions in this report of contracts, agreements or other arrangements to which the Company is party are summaries only and are not necessarily complete. Reference is made to the complete text of each such document, filed as an exhibit or incorporated by reference herein. See Item 9.01, Financial Statements and Exhibits, below.

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of mining and exploitation rights from Muguiro Pena

On March 2, 2006, the Company's wholly-owned subsidiary, Silver Dragon Mining De Mexico, S.A. De C.V. ("Silver Dragon Mexico") entered into an agreement with Jaime Muguiro Pena (the "Pena Assignment Agreement") wherein Mr. Pena assigned to Silver Dragon Mexico the mining and exploitation rights to 10 mining concessions totaling approximately 1354 hectares, which include an operating mine, in Guadalupe, Durango, Mexico in consideration for the payment to Mr. Pena of US$799,000 plus applicable V.A.T. The Agreement requires Mr. Pena to carry out all necessary actions to obtain registration in his favor of 3 of the 10 concessions, which are in the process of being registered in the name of Mr. Pena. The purchase price is payable as follows:

i)      US$100,000 was paid on the closing;

ii)     US$100,000 payable six months from the closing date;

iii)    US$100,000 payable twelve months from the closing date;

iv)    US$200,000 payable twenty-four months from the closing date;

v)     US$299,000 payable thirty-six months from the closing date.

All payments are subject to V.A.T.

Until such time as the purchase price is paid in full, Mr. Pena retains a reservation of the concession domains and may continue to dispose of up to 30 tons of ore per day from the mine. Silver Dragon Mexico is entitled to all amounts mined over and above the 30 tons per day.

Silver Dragon Mexico has also entered into an Assets Bailment Agreement with Mr. Pena which allows Silver Dragon Mexico the use of certain mining equipment (the "Equipment") which, subject to the terms of the Assets Bailment Agreement, is included in the purchase price for the mining concessions referred to in the Pena Assignment Agreement. Upon payment in full of the purchase price pursuant to the Pena Assignment Agreement, Silver Dragon Mexico can purchase the Equipment for the sum of US$1,000 plus V.A.T.

The Pena Assignment Agreement and the Assets Bailment Agreement are attached to this Form 8-K as Exhibit 10.1 and 10.2, respectively.

Acquisition of mining and exploitation rights from Ramon Tomas Davila Flores

On March 2, 2006, Silver Dragon Mexico entered into an agreement with Ramon Tomas Davila Flores (the "Flores Assignment Agreement") wherein Mr. Flores assigned to Silver Dragon Mexico the mining and exploitation rights to 5 mining concessions totaling approximately 31 hectares, which include an operating mine, in Guadalupe, Durango, Mexico in consideration for the payment to Mr. Flores of US$245,000 plus applicable V.A.T. which was paid on closing, along with 110,000 restricted common shares of the Company.

Silver Dragon Mexico has also entered into an Assets Purchase Agreement with Mr. Flores for the purchase of certain mining equipment for the sum of US$5,000 plus V.A.T. which was paid on closing.

The Flores Assignment Agreement and the Asset Purchase Agreement with Mr. Flores are attached to this Form 8-K as Exhibit 10.3 and 10.4, respectively.

Acquisition of mining and exploitation rights from with Minera Real Victoria, S.A. De C.V.

On March 8, 2006, Silver Dragon Mexico entered into an agreement (the "Minera Assignment Agreement") with Minera Real Victoria, S.A. De C.V. ("Minera") wherein Minera assigned to Silver Dragon Mexico the mining and exploitation rights to 1 mining concession known as "Puro Corazon" totaling approximately 9 hectares, which includes an operating mine, in Guadalupe, Durango, Mexico in consideration for the payment to Minera of US$400,000 plus applicable V.A.T., along with 2 Million restricted common shares of the Company The purchase price is payable as follows:

i)      US$100,000 was paid on the closing;

ii)     US$100,000 payable six months from the closing date;

iii)    US$100,000 payable twelve months from the closing date;

iv)    US$100,000 payable twenty-four months from the closing date.

All payments are subject to V.A.T.

The Minera Assignment Agreement is attached to this Form 8-K as Exhibit 10.5.

Acquisition of mining and exploitation rights from with Silvia Villasenor Haro

On March 9, 2006, Silver Dragon Mexico entered into an agreement (the "Haro Assignment Agreement") with Silvia Villasenor Haro, the owner of Puro Corazon, wherein, in consideration for the sum of US$50,000 plus V.A.T., she has consented to the assignment of the mining and exploitation rights of Puro Corazon from Minera to Silver Dragon Mexico. In addition, she has agreed to modify the exploitation agreement of Minera which was assigned to Silver Dragon Mexico as follows:

i)   The consideration to be paid to Ms. Haro due to the exploitation of the mining concession will be in the amount of US$1.50 per ton of economic ore that is extracted from the mine, to be paid monthly, within 30 days of Silver Dragon Mexico receiving the corresponding invoices.

Regardless of the above, in the event that Silver Dragon Mexico does not initiate production over the lot regarding the Concession Title within a 6 months period of the date of execution of the Agreement, Silver Dragon Mexico must pay to Ms. Haro the monthly amount of US$3,500.00 plus VAT. Such payment will be made for the period or periods of time during which no ore is extracted, and paid within the first eight days of the following month.

In the event that Silver Dragon Mexico pays Ms. Haro the above mentioned monthly consideration, such must be discounted from any future payment made by Silver Dragon Mexico to Ms. Haro as a result of the production and extraction of ore, subject to the condition that the payments due to Ms. Haro by the production and extraction of ore are maintained at least in the minimum monthly amount of US$3,500.00. If Silver Dragon Mexico decides not to produce nor extract ore, any monthly payments that are made to Ms. Haro will remain to her benefit.

ii)   Option to Purchase. Silver Dragon Mexico has been granted the option to purchase the Concession, pursuant to either of the following terms:

a)  The Option to Purchase the Concession can be exercised by Silver Dragon Mexico within 3 years of the date of execution of the Agreement upon payment of the amount of US$2,000,000 plus the applicable V.A.T. ; or alternatively,

b)  The Option to Purchase the Concession can be exercised by Silver Dragon Mexico within 5 years of the execution of this Addendum upon payment of the amount of USD$3,000,000 plus the applicable V.A.T.

The Haro Assignment Agreement is attached to this Form 8-K as Exhibit 10.6.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

        On February 17, 2006, the Company completed the sale of 250,000 Units, at a price of $1.00 per Unit, for total gross proceeds of $250,000 through Brighton Capital, Ltd. ("Agent"). Each Unit consists of one share of the Company's common stock and 2 one-half of one (1/2) common stock purchase warrants ("Warrant"). Each whole Warrant is exercisable at $2.00 per common share and $5.00 per common share. The Company agreed to pay cash commission of 8% of the $250,000 raised by the Agent.

        In addition to the proceeds raised by the Agent, the Company sold an additional 750,000 units for gross proceeds of $750,000 on the same terms and conditions as those provided to subscribers recruited by the Agent.

        Sales of the Units were made in transactions that were not registered under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated under the Securities Act. The Company agreed to file a Registration Statement on form SB-2 within 45 days of the closing. If the Registration Statement is not filed as mentioned or declared effective within 180 days following the closing, then cash delay payments equal to 0.5% of the subscription amount per month shall apply for the first 3 months and 1% per month thereafter.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Regulation
S-B No.	Description

10.1	Assignment of Rights of Mining Concessions Agreement dated March 2, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Jaime Muguiro Pena

10.2	Assets Bailment Agreement dated March 2, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Jaime Muguiro Pena

10.3	Assignment of Rights of Mining Concessions Agreement dated March 2, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Ramon Tomas Davila Flores

10.4	Assets Purchase Agreement dated March 2, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Ramon Tomas Davila Flores

10.5	Assignment of Rights of Mining Concessions Agreement dated March 8, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Minera Real Victoria S.A. De C.V.

10.6	Addendum to The Mining Exploration and Exploitation Agreement dated March 9, 2006 by an between Silver Dragon Mining De Mexico, S.A. De C.V. and Silvia Villasenor Haro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: March 20, 2006	/s/ Marc Hazout
By: Marc Hazout, President and CEO